UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2009

INTERACTIVE DATA CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	001-31555	13-3668779
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

32 Crosby Drive, Bedford, Massachusetts	01730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 687-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01	Financial Statements and Exhibits.

SIGNATURE

Item 5.02(b), (c) and (e). Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Stuart J. Clark as President and Chief Executive Officer of Interactive Data Corporation

Effective as of March 2, 2009, Stuart J. Clark retired as President and Chief Executive Officer of Interactive Data Corporation (the “Company”). The Company previously disclosed Mr. Clark’s intention to retire as President and Chief Executive Officer on a Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on May 21, 2008. Mr. Clark has been an employee of the Company and its predecessor companies for more than 40 years. Mr. Clark will remain employed by the Company as an advisor, with full retirement expected later this summer. A copy of the press release issued by the Company on March 2, 2009 is included as Exhibit 99.1.

In connection with his retirement from his positions as President and Chief Executive Officer, Mr. Clark executed a term sheet setting forth the material terms of his continuing employment as an advisor to the Company. For the duration of his services, Mr. Clark will be paid a salary at a rate equal to his current base salary of $600,000 per annum. In addition, Mr. Clark will be eligible for a prorated 2009 bonus. The prorated bonus will be for 3 months or 3/12ths of his current bonus opportunity, which is a target bonus of 90% of his base salary, a maximum bonus of 150% of base salary and a stretch bonus of 180% of base salary. Mr. Clark’s 2009 bonus will be determined by the Compensation Subcommittee of the Board of Directors at the same time as the determination is made for other members of the Company’s senior management group and paid at the same time as 2009 bonuses earned by other members of the senior management group are paid.

On March 2, 2009, Mr. Clark also received a grant of 61,844 restricted stock units. The equity award is subject to the standard terms applicable to restricted stock unit awards granted to executive officers of the Company, except (i) the grant will vest in full on the date of Mr. Clark’s retirement from the Company (the “Retirement Date”) and (ii) Mr. Clark will be subject to a two-year non-compete agreement. As of the Retirement Date, with respect to Mr. Clark’s equity awards that are outstanding as of the Retirement Date, Mr. Clark will have (i) the vesting of his equity awards accelerated in full as of the Retirement Date and (ii) the post-termination exercise period of stock options extended from 90 days to two years from the Retirement Date. A copy of the term sheet is included as Exhibit 99.2.

Appointment of Raymond L. D’Arcy as President and Chief Executive Officer of Interactive Data Corporation

Effective as of March 2, 2009, Raymond L. D’Arcy assumed the positions of President and Chief Executive Officer of the Company. The Company previously disclosed Mr. D’Arcy’s pending appointment as President and Chief Executive Officer on a Form 8-K filed with the Commission on November 10, 2008. During Mr. D’Arcy’s 29-year career at Interactive Data and its predecessor companies, Mr. D’Arcy, age 56, has held a number of senior-level sales, marketing, product management and finance positions. Most recently, he was president of institutional sales and marketing. A copy of the press release issued by the Company on March 2, 2009 is included as Exhibit 99.1.

In connection with his assumption of the positions of President and Chief Executive Officer of the Company, Mr. D’Arcy executed a term sheet setting forth the material terms of his continuing employment. Mr. D’Arcy will receive an annual base salary of $500,000. Mr. D’Arcy will also be eligible to participate in the Company’s 2009 Executive Bonus Plan with an on-target bonus potential of 90% of his annual base salary in effect on December 31, 2009, a maximum bonus potential of 150% of his annual base salary and a stretch bonus of 180% of his annual base salary. On March 2, 2009, Mr. D’Arcy received a grant of 55,071 restricted stock units. The equity award is subject to the standard terms applicable to restricted stock unit awards granted to executive officers of the Company, except that Mr. D’Arcy will be subject to a two-year non-compete agreement. A copy of the term sheet is included as Exhibit 99.3.

Approval of 2009 Executive Bonus Plan

At its meeting held on February 25, 2009, the Compensation Subcommittee of the Board of Directors (the “Subcommittee”) of the Company adopted the 2009 Executive Bonus Plan (the “2009 Bonus Plan”), which is awarded under the Interactive Data Corporation Executive Incentive Plan (the “EIP”), as last approved by shareholders in 2008. The Subcommittee also approved the bonus potential under the 2009 Bonus Plan for each of the participants.

Certain of the Company’s executive officers were designated by the Committee as participants in the 2009 Bonus Plan. Under the 2009 Bonus Plan, the Subcommittee established a maximum annual cash incentive opportunity of the lesser of (i) $3,000,000 for each of the executive officers participating in the 2009 Bonus Plan (the maximum under the EIP) or (ii) 1.25% of the Company’s 2009 adjusted operating income for the President and Chief Executive Officer (the “CEO”) and 0.625% of the Company’s 2009 adjusted operating income for each of the other executive officers of the Company participating in the 2009 Bonus Plan (the “Adjusted Operating Income Formula”). Actual annual incentive payouts to the CEO and the other executive officers of the Company may be less than these maximums.

The Subcommittee will determine the actual cash bonuses, if any, paid to the Company’s executive officers participating in the 2009 Bonus Plan. These cash bonuses will be calculated as a percentage of the executive officers’ 2009 base salary in effect on December 31, 2009 and are based on the level of attainment of certain predetermined performance measures. The Subcommittee specified four performance measures under the 2009 Bonus Plan: (i) adjusted revenue, (ii) adjusted earnings before interest, taxes and amortization, (iii) free cash flow and (iv) individual non-financial objectives. For all named executive officers, these measures are weighted 25%, 40%, 10% and 25%, respectively. In exceptional cases, the Subcommittee, in its sole discretion, may apply positive or negative adjustments to payouts to individual executive officers, including the CEO. In no instance, however, will such adjustments exceed the maximum annual cash incentive opportunity of the lesser of (i) $3,000,000 for each executive officer or (ii) the amount established by the Adjusted Operating Income Formula for each of the executive officers participating in the 2009 Bonus Plan.

The total bonus potential pursuant to the 2009 Bonus Plan for the Company’s current named executive officers is set forth below.

	2009 Executive Bonus Plan Potential (as a % of base salary on December 31, 2009)
Name	Threshold (Company Performance Measures are below Target)	Target (Company Performance Measures are at Target)	Maximum (Company Performance Measures are at Maximum)	Stretch (Company Performance Measures exceed Maximum)
S. Clark	0%	90%	150%	180%
R. D’Arcy	0%	90%	150%	180%
A. Hajducky	0%	66 2/3%	100%	140%
J. King	0%	66 2/3%	100%	140%
M. Hepsworth	0%	66 2/3%	100%	140%

•	Payments for performance between the Threshold, Target, Maximum and Stretch levels are determined on a linear basis, based on the actual performance level achieved.

•

No payment will be made if the Company fails to meet the threshold level for a performance measure. However, failure to meet the threshold target for one performance measure will not affect a participant’s ability to receive a percentage of his or her target bonus potential based upon the attainment of any other performance measure.

•

Notwithstanding the level of attainment of any of the specified performance measures, actual bonus payments under the 2009 Bonus Plan can be increased or decreased by the Subcommittee in its sole discretion, provided that no such increase will exceed the lesser of (i) $3,000,000 or (ii) the amount established by the Adjusted Operating Income Formula for each of the executive officers.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit List	Description
99.1	Press Release of Interactive Data Corporation, dated March 2, 2009.

99.2	Summary of Terms of Compensation for Stuart J. Clark.

99.3	Summary of Terms of Compensation for Raymond L. D’Arcy.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERACTIVE DATA CORPORATION

Date: March 3, 2009	By:	/s/ Raymond L. D’Arcy
	Name:	Raymond L. D’Arcy
	Title:	President and Chief Executive Officer